SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 _________________________________________________
Date of Report (Date of earliest event reported): April 11, 2001
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.   Other Matters.

The following is a prepared statement given by Chairman Glen A. Barton at the 2001 Annual Stockholder's meeting held April 11, 2001.

Today, I want to focus on our future ... but first I'll go quickly through our 2000 results which most of you have probably already seen. For the full year, sales and revenues reached $20.18 billion, a 2 percent increase over 1999. Profit of $1.05 billion was 11 percent higher than last year, and profit per share of $3.02 was up 15 percent.

Our performance for 2000 is significant when you consider the difficult circumstances we faced. First, sales were down in North America -- our largest region. They were unfavorably impacted by a precipitous drop in truck engine sales, decreased demand in general construction, and continued price pressure from competitors. Second, global markets for large machines in mining applications remained depressed. Finally, the strong dollar had a negative impact on earnings per share of 15 cents.

On the flip side, we continue to benefit from the company's broad, diverse base. While the truck engine business decreased about 17 percent during 2000, sales of electric power generation products rose 24 percent and revenues from Financial Products Division were up 11 percent for the year, contributing $184 million to our bottom line.

Turning to our economic outlook for 2001-- as we stated in our January release -- we expect world economic growth to moderate, with gross domestic product slowing and industrial production declining. We do expect further interest rate reductions in the United States, which should help the U.S. economy later in the year. However, we expect first half industry sales within the U.S. will be weak.

In this environment, we still expect company sales and revenues to be about flat in 2001. Full-year profit is expected to be down 5 to 10 percent due to the challenging industry environment, investments associated with long-term cost reductions and the absence of an income tax credit received in 2000.

Over the last decade our company has doubled in size. We have the broadest, most-diversified product line ever, with established leadership in most market sectors where we compete. Still, we're operating in a rapidly changing and in some ways more challenging business climate. We're dealing with different issues involving costs ... changing customer requirements ... and distribution challenges. Given the magnitude and intensity of these changes, it's critical to our long-term health that we recalibrate our focus and define key factors for future success.

We've established a comprehensive game plan that demonstrates Caterpillar's intent to bolster its leadership in the industries we serve through a number of well-defined initiatives which fall into four broad categories: realizing profitable growth, aggressively reducing costs, developing e-business, and continuous quality improvement. I want to spend the majority of my time today discussing these four subjects -- which are our top priorities.

First, let's look at how we plan to generate sales and earnings growth to supplement our global leadership position in today's core businesses. I continue to believe we will top $30 billion in sales and revenues by 2006, and based on current economic projections, I'm satisfied we have the detailed plans in place at the business unit level to do so while fully meeting earnings expectations.

A key factor in that growth is our engine business, which accounted for 35 percent of total company sales and revenues in 2000. By 2006, engines are expected to account for 45 percent of total sales -- up from only 24 percent as recently as five years ago (in 1996).

Our largest engine opportunity, electric power generation, continues its explosive growth. Sales of packaged power generation systems have been growing at an annual compound growth rate in excess of 20 percent for the past five years, and we expect that type of growth to continue in the near term.

Oil and gas also represents a significant opportunity for the engine business. The recovery of oil and gas prices to their current high levels has brought a resurgence of activity with our oil and gas customers. We saw an increase in orders and shipments last year, and we're expecting even higher levels in 2001. Demand should continue strong for the next two to three years as industry exploration and production strive to meet world energy needs.

We're also well positioned to strengthen our leadership with a variety of new and improved products.  Even though there is a current cyclical correction in the truck engine market, we have greatly strengthened our position in this industry with excellent product performance, resulting in steady gains in our share of industry sales in North America.

The engine business is a rapidly consolidating global industry that requires significant investment to stay ahead of the field with leading technologies for emissions, noise and fuel economy. We have established market leadership across the range of 25 to 25,000 horsepower, and flagship brands of Caterpillar, Solar,

Perkins, F.G. Wilson and MaK have us well positioned for sustained and growing leadership in these size classes.

Another important step for us was the alliance we announced with DaimlerChrysler last year. This alliance offers us a unique opportunity to create a premiere global engine and fuel systems producer with the size and resources needed for long-term success in an increasingly demanding marketplace. Customers of both our companies will benefit from the shared expertise and economies of scale we will apply to the task of increasing product value while lowering costs.

Our machinery business is in most cases already an established global leader -- but it, too, has growth potential. The compact equipment business, which was launched in late 1998, had sales in 1999 of about $150 million -- and we were in the startup mode. Last year, sales were about $300 million, and we're still in the "roll-out" phase. The compact machine business represents about a $5 billion annual opportunity, which has been growing at 10 percent per annum. We expect to become a leading global player for these light construction products with targeted sales of $1 billion by 2006.

Paving products sales grew at nearly a 30-percent annual rate from 1993 to 1999, although they flattened out in 2000. We're already the leader in North American compaction, and our paving equipment lineup is gaining popularity. To strengthen our position in Europe, we acquired Italian paving products manufacturer Bitelli. That acquisition brings important additions to our worldwide product offering and enhances our competitive position outside North America. Overall, we expect paving product sales to approach $1 billion by mid-decade -- that's more than double our 2000 level.

By year end, we'll start the rollout of our new line of Challenger tractors, and our new facility in Nebraska for Claas-designed combine production is coming on line. We have product technology that appeals to large-production farmers and a focused distribution/ product support strategy to make us successful. Within five years we're looking for about three quarters of a billion dollars in profitable sales of Challenger tractors and Lexion combines.

In addition to the initiatives I've just discussed, we also have major initiatives related to our articulated truck and forestry businesses. Late last year, we introduced our new 700 Series small articulated trucks, which will offer customers 10 to 15 percent greater productivity ... 15 percent better fuel economy ... and 20 percent lower maintenance cost than the current smaller truck. The last two models, the 735 and 740, were introduced two weeks ago at the BAUMA Fair in Germany. We expect our articulated truck business to double by mid-decade to about $500 million, and we look for a doubling in forest products to about $1 billion in the same time frame as we continue to expand our product line and focus our distribution.

We're also continuing to grow our service businesses. Cat Financial's managed portfolio is around $14 billion. In fact, Cat Financial provides financing for more than half of all Cat construction machine sales worldwide, lending in 29 different currencies. Cat Financial's earnings have more than doubled over the past five years -- from $76 million in 1996 to $154 million in 2000, and we look for ongoing solid growth from our financial products group.

Cat Logistics is another rapidly growing service business which continues to expand its global business with both new and existing clients. Cat Logistics currently has nearly 40 customers and will double that number -- along with doubling revenues -- by 2006.  These service businesses provide attractive corporate diversification for earnings stability.

Now let's briefly look at three other strategic initiatives. First is our effort to vigorously cut costs in all aspects of our business. While our employees have done an excellent job of cost management these last two years, we're setting new targets for significant further cost reduction. All cost-management efforts combined will take well over $1 billion out of our cost base over the next several years. Our commitment with this aggressive cost management initiative is to improve profitability even if prices remain virtually flat for the next few years.

Over the past few years, we've made substantial progress in variable cost flexibility -- concentrating on material cost and lead time reductions. While there is still room for improvement, the focus must shift to address period costs. To that end, our goal is to ensure that period cost growth will be significantly less than the sales growth rate.

Our management team is totally committed to this cost reduction effort. They're dedicating themselves to improving business processes and product reliability ... to continuous improvement ... and to leveraging economies of scale across the enterprise on key processes -- all in an effort to improve our cost position.

Next, e-business. E-business will be strengthened to drive consistency, efficiency and velocity throughout the value chain. We will be the industry leader where e-business is concerned ... and we've created a Systems & Processes Division to provide leadership to this and other information technology initiatives. More than 65 e-business initiatives are underway aimed at improving customer relations, integrating the supply chain, improving the reach of our distribution system and achieving other business process improvements.

I've talked about growth, cost management, and e-business. Now, I'd like to address the fourth broad strategic initiative -- continual quality improvement. We are committing to a quantum leap in quality, reliability and cost reduction by institutionalizing a 6 Sigma culture and philosophy. 6 Sigma is a relentless quest for perfection through the disciplined use of fact-based, data-driven, decision-making methodology. It will enable us to make quantum gains in quality and reliability and will touch everything we do at Caterpillar.

Our focus on quality is not new; in fact, we've concentrated for years on process improvement to enhance quality ... to add value ... and to reduce costs --- to assure that the name Caterpillar remains synonymous with quality. 6 Sigma will help us demonstrate to our shareholders that quality translates to a better bottom line -- and that 6 Sigma increases shareholder value.

Our ultimate quality goal is to involve all aspects of our value chain ... to achieve significant improvements in customer service, productivity, inventory and costs .

A passion for quality is indicative of employee commitment throughout our organization as Caterpillar people respond to the challenges we face. In fact, none of what we plan to achieve can be accomplished without highly trained, highly committed employees. So it's important to our efforts that we thoroughly evaluate and improve the ways in which we develop and reward our employees -- and to that end, we're placing great emphasis on training and development, including a new continual learning initiative.

Development is critical for our diverse, global workforce -- within an environment that encourages innovation and risk-taking and rewards individual and team performance.

The strategic planning we completed last year has sharpened our focus and left us fully committed to developing solutions for the customers we serve. We are not in business to provide just products and services. We want to drive more value into our customer offerings -- and to improve our financial performance.

As we work toward our near-term goal -- to drive through $30 billion in sales and revenues by 2006 --  we will focus on turning in solid financial results ... while turning out technologically superior, high-quality products. We'll strive to fine-tune our organization, adding value as we reduce cost throughout the enterprise. We will continue to build on traditions of excellence established during 75 years of experience -- based, as always, on the knowledge, creativity, commitment and passion of Caterpillar employees worldwide.

Providing the world economic picture unfolds the way we expect -- beginning with a solid economic recovery in the U.S. during the last half of 2001, I am confident that Caterpillar possesses the ability to achieve its growth projections and to meet earnings-per-share performance expectations throughout the medium and long term.

Cash flow performance should be impressive, enabling us to create additional shareholder value by funding our growth, continuing to increase dividends, which we've done for seven consecutive years, and facilitating ongoing share repurchase programs.

As our bottom line and cash flow growth rates meet our minimum expectations -- which is to be at least twice the rate of top-line growth -- the case for value in Caterpillar stock is compelling! More than ever before, I believe Caterpillar offers those who invest in its stock a rewarding opportunity to share in the future of a successful diversified global leader dedicated to setting the standards in its industries.

CATERPILLAR INC.

             By: /s/ R. Rennie Atterbury III
       R. Rennie Atterbury III
          Vice President

Date: April 11, 2001